                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                    AMENDMENT TO APPLICATION OR REPORT FILED
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                               TRC COMPANIES, INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                    1-9947               06-0853807
-------------------------------    ----------------   -----------------------
(State or other jurisdiction      (Commission File        (IRS Employer
     of incorporation)                Number)         Identification Number)



        5 Waterside Crossing
         WINDSOR, CONNECTICUT                              06095
----------------------------------------    -----------------------------------
(Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (860) 298-9692

                                 AMENDMENT NO. 2

The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its current Report on Form 8-K, dated October 26, 2001, as set forth in the pages attached hereto:

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           TRC COMPANIES, INC.

March 15, 2002               By:          /s/ Harold C. Elston, Jr.
                                     --------------------------------
                                            Harold C. Elston, Jr.
                             Senior Vice President and Chief Financial Officer
                                         (Chief Accounting Officer)

                               TRC COMPANIES, INC.

      AMENDMENT NO. 2 TO CURRENT REPORT, DATED OCTOBER 26, 2001 ON FORM 8-K


On October 15, 2001, the registrant completed the acquisition of the Site-Blauvelt Engineers Group, a transportation infrastructure firm headquartered in Mount Laurel, New Jersey with offices in a number of other states. The acquisition has been accounted for using the purchase method of accounting. This transaction was reported in Item 2 of the Current Report, dated October 26, 2001, on Form 8-K. The purpose of this amendment is to provide the financial statements of the business acquired and the pro forma financial information required pursuant to Item 7.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


                                                                                                            Page
      (a)    Financial statements of business acquired:
                 Site-Blauvelt Engineers Group for the year ended December 31, 2000
                    (with Independent Auditors' Report) and for the nine months ended
                    September 30, 2001 and 2000.                                                             3

      (b)    Unaudited pro forma financial information:

                      TRC Companies, Inc. unaudited pro forma consolidated
                         financial statements:                                                              14

                      Unaudited Pro Forma Consolidated Statement of Operations
                         for the fiscal year ended June 30, 2001                                            15

                      Unaudited Pro Forma Consolidated Statement of Operations
                         for the three months ended September 30, 2001                                      16

                      Unaudited Pro Forma Consolidated Balance Sheet at
                         September 30, 2001                                                                 17

                      Notes to Unaudited Pro Forma Financial Information                                    18

      (c)    Exhibits - none

                          SITE-BLAUVELT ENGINEERS GROUP

                          COMBINED FINANCIAL STATEMENTS


                      YEAR ENDED DECEMBER 31, 2000 AND THE
                  NINE MONTHS ENDED SEPTEMBER 30, 2001 AND 2000



                                    CONTENTS

Report of Independent Auditors...........................................................................4

Combined Balance Sheet...................................................................................5

Combined Statement of Income and Retained Earnings.......................................................6

Combined Statement of Cash Flows.........................................................................7

Notes to Combined Financial Statements...................................................................8

                         REPORT OF INDEPENDENT AUDITORS

The Board of Directors
Site-Blauvelt Engineers Group

We have audited the accompanying combined balance sheet of the Site-Blauvelt Engineers Group, consisting of the corporations listed in Note 1, as of December 31, 2000, and the related combined statements of income and retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 2000, of the Group, and the combined results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                            /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
March 9, 2001, except for Note 9,
 as to which the date is October 15, 2001

                          SITE-BLAUVELT ENGINEERS GROUP

                             COMBINED BALANCE SHEET




                                                                      September 30,       December 31,
                                                                          2001                2000
                                                                   ----------------     --------------
ASSETS                                                                 (Unaudited)
Current assets:
 Restricted cash                                                    $       50,000      $       50,000
 Accounts receivable (includes retainage of $902,000), net of allowance for doubtful accounts of $168,000 at
  December 31, 2000                                                     11,442,024          13,752,991
 Unbilled revenues                                                       5,097,953           3,074,129
 Other current assets                                                      426,547             725,728
                                                                    --------------      --------------
Total current assets                                                    17,016,524          17,602,848
                                                                    --------------      --------------
Property and equipment                                                   5,907,591           5,663,140
Less accumulated depreciation                                            3,712,234           3,137,633
                                                                    --------------      --------------
Property and equipment, net                                              2,195,357           2,525,507
                                                                    --------------      --------------

Notes receivable - stockholders                                            472,500             472,500
                                                                    --------------      --------------
Other assets                                                               434,450             421,761
                                                                    --------------      --------------
Total assets                                                           $20,118,831         $21,022,616
                                                                    ==============      ==============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Line of credit                                                     $    4,895,088      $    6,697,181
 Notes payable - stockholders                                                    -             200,000
 Accounts payable                                                        1,459,234             785,806
 Accrued compensation and benefits                                       1,444,233           1,083,516
 Other accrued expenses                                                    165,321             183,354
 Current maturities of long-term debt                                      194,516           1,364,731
                                                                    --------------      --------------
Total current liabilities                                                8,158,392          10,314,588
                                                                    --------------      --------------
Long-term debt, less current maturities                                    850,599             719,484
                                                                    --------------      --------------
Notes payable - stockholders                                                   -               500,000
                                                                    --------------      --------------
Deferred income taxes                                                      938,000             938,000
                                                                    --------------      --------------
Stockholders' equity:
 Common stock, no par value                                              1,956,211           1,954,423
 Retained earnings                                                       8,215,629           6,596,121
                                                                    --------------      --------------
Total stockholders' equity                                              10,171,840           8,550,544
                                                                    --------------      --------------
Total liabilities and stockholders' equity                             $20,118,831         $21,022,616
                                                                    ==============      ==============



SEE ACCOMPANYING NOTES.

                          SITE-BLAUVELT ENGINEERS GROUP

               COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS




                                                                      Nine Months Ended                Year Ended
                                                                         September 30,                 December 31,
                                                                    2001              2000                2000
                                                              ------------------ --------------     ----------------
                                                                (Unaudited)      (Unaudited)
Total revenues                                                      $30,887,227      $28,945,874     $  39,216,211
Subcontract and procurement costs                                     5,418,582        4,979,823         7,105,453
                                                                    -----------      -----------     -------------
Operating revenue                                                    25,468,645       23,966,051        32,110,758

Costs of services                                                    10,998,017       10,020,333        13,314,008
Selling, general and administrative expenses                         12,602,310       10,882,848        14,967,815
                                                                    -----------      -----------     -------------
Operating income                                                      1,868,318        3,062,870         3,828,935

Other income (expense):
   Interest income                                                       30,173           44,915            60,309
   Interest expense                                                    (278,983)        (362,628)         (471,445)
                                                                    -----------      -----------     -------------
Net income                                                            1,619,508        2,745,157         3,417,799

Retained earnings at beginning of year                                6,596,121        4,939,792         4,939,792
Distribution to stockholders                                                  -                -          (250,000)
Recapitalization to common stock                                              -       (1,511,470)       (1,511,470)
                                                                    -----------      -----------     -------------
Retained earnings at end of year                                    $ 8,215,629      $ 6,173,479     $   6,596,121
                                                                    ===========      ===========     =============


SEE ACCOMPANYING NOTES.

                          SITE-BLAUVELT ENGINEERS GROUP

                        COMBINED STATEMENT OF CASH FLOWS





                                                                       Nine Months Ended          Year Ended
                                                                         September 30,           December 31,
                                                                             2001                    2000
                                                                   ----------------------    ------------------------
                                                                         (Unaudited)
OPERATING ACTIVITIES
Net income                                                                $1,619,508               $3,417,799
Adjustments to reconcile net income to net cash
 used in operating activities:
  Depreciation and amortization                                              762,961                  910,978
  Bad debt expense                                                           166,308                  (65,384)
  Changes in operating assets and liabilities:
    Accounts receivable                                                    2,144,659               (4,921,797)
    Unbilled revenues                                                     (2,023,824)                (187,488)
    Other current assets                                                     299,181                 (467,161)
    Other assets                                                             (17,628)                 (74,144)
    Accounts payable                                                         673,428                 (455,392)
    Accrued expenses                                                         342,684                  147,873
                                                                         -----------               ----------
Net cash provided by (used in) operating activities                        3,967,277               (1,694,716)
                                                                         -----------               ----------

INVESTING ACTIVITIES
Capital expenditures                                                        (119,408)              (1,456,692)
                                                                         -----------               ----------
Net cash used in investing activities                                       (119,408)              (1,456,692)
                                                                         -----------               ----------

FINANCING ACTIVITIES
Proceeds from long-term debt                                                       -                  566,753
Repayment of long-term debt                                                 (695,776)                (559,853)
Proceeds from notes payable                                                        -                  825,000
Repayment of notes payable                                                (1,350,000)                (300,000)
Net borrowings (repayments) on line of credit                             (1,802,093)               2,619,508
                                                                         -----------               ----------
Net cash provided by (used in) financing activities                       (3,847,869)               3,151,408
                                                                         -----------               ----------
Net change in restricted cash

Restricted cash at beginning of year                                          50,000                   50,000
                                                                         -----------               ----------
Restricted cash at end of year                                         $      50,000            $      50,000
                                                                       =============            =============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW AND NONCASH
 TRANSACTIONS
Cash paid for interest                                                 $     248,921            $     471,438
                                                                       =============            =============
Equipment obtained with capital leases                                 $     306,676            $     431,656
                                                                       =============            =============
Distribution of notes receivable - stockholders                        $           -            $     250,000
                                                                       =============            =============


SEE ACCOMPANYING NOTES.

                          SITE-BLAUVELT ENGINEERS GROUP

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000

1. BUSINESS AND BASIS OF PRESENTATION

The combined financial statements include the accounts of Site-Blauvelt Engineers, Inc., a New Jersey corporation, Site-Blauvelt Engineers, Inc., a Virginia corporation, Site Construction Services, a New Jersey corporation, and Site-Blauvelt Engineers, Inc., a New York corporation (collectively referred to herein as the "Group"). The members of the Group are owned and controlled by the same stockholders. On January 1, 2000, the stockholders contributed all of their stock in Site-Blauvelt Engineers, Inc. New Jersey to Site-Blauvelt Engineers, Inc. New York at book value. Accordingly, the December 31, 2000 financial statements reflect the consolidation of these two entities along with the combination of Site-Blauvelt Engineers, Inc. Virginia and Site Construction Services.

The financial statements as of and for the nine months ended September 30, 2001 also include the results of Site-Blauvelt Engineers, Inc. Ohio, a company formed in 2001. Site-Blauvelt Engineers, Inc. Ohio's activities were minimal during such period.

All significant intercompany accounts and transactions have been eliminated in the accompanying combined financial statements.

The Group offers professional services in Highway Design, Bridge Inspections and Design, Geotechnical Engineering and Consultation, Resident Engineering, and Construction Inspection and Testing. In support of the Group's professional credentials, it also maintains regionally located soils and concrete testing laboratories, a full complement of skid, truck, track, and ATV-mounted drilling equipment, Computer Assisted Design (CAD) workstations, and survey crews.

2. ACCOUNTING POLICIES

SIGNIFICANT CUSTOMERS AND CONCENTRATION OF CREDIT RISK

The Group had contract revenues from six state Departments of Transportation which accounted for approximately 87% of total revenues in 2000. Amounts due from these customers accounted for approximately 85% of net accounts receivable at December 31, 2000.

The Group performs ongoing credit evaluations of its customers' financial condition and, except where risk warrants, requires no collateral.

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost. Depreciation is provided for using the straight-line method over the estimated useful lives of the assets which range from 2 years to 7 years.

REVENUE RECOGNITION

The Group earns revenue primarily on a time and materials basis. Certain government customers withhold payment under contract retainage provisions. Based on the Group's experience with similar contracts in recent years, the retention balance is expected to be collected during the year following the last billing date.

RESTRICTED CASH

The Group has an agreement with the New York Department of Transportation whereby $50,000 has been deposited in an escrow account in lieu of the Department of Transportation withholding payments under retainage provisions.

OTHER ASSETS

Included in other long-term assets at December 31, 2000 is an intangible asset related to the acquisition of a corporate charter acquired in 1997 for $250,000. The charter is being amortized over its estimated useful life of 40 years. Accumulated amortization at December 31, 2000 was $18,750.

INCOME TAXES

The members of the Group, with the consent of its stockholders, have elected S Corporation status for federal and state income tax purposes. In lieu of income taxes paid by the Group, the stockholders of an S Corporation are taxed on their share of the Group's taxable income or receive the benefit of their share of the Group's taxable loss. Therefore, no provision or benefit for federal and state income taxes has been reflected in the combined statements of operations. However, under Internal Revenue Section 1374, the Group may be subject to a corporate level tax which is imposed on any "built-in gain" recognized on the disposition of assets within 10 years from the date of conversion to S Corporation of one of the corporations in 1995. This built-in gains tax has been classified as a long-term deferred tax liability at December 31, 2000.

INTERIM FINANCIAL INFORMATION

The financial statements and disclosures included herein for the nine months ended September 30, 2001 and 2000 are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the financial statements for these interim periods have been included. The results of interim periods are not necessarily indicative of the results to be obtained for a fiscal year.

3. RELATED PARTY TRANSACTIONS

Notes receivable - stockholders are due on demand and earn interest quarterly at 8%. Interest income from the notes receivable was approximately $60,000 in 2000 and is included in other long-term assets.

Notes payable - stockholders consists of subordinated notes payable to several of the Group's stockholders totaling $700,000. Principal is due on demand with interest payable quarterly at 7.1% on $200,000 of the notes, 12% on $200,000 of the notes, and at 7% on the remaining $300,000 of the notes. Based on the intentions of the noteholders to not require repayment of $500,000 of the notes payable during 2001, this amount has been classified as long-term. Total interest paid in connection with notes payable - stockholders was approximately $59,200 in 2000. The notes are subordinate to the line of credit and other senior debt.

During the nine months ended September 30, 2001, in contemplation of the transaction described in Note 9, the Group repaid all of the notes payable - stockholders (unaudited).

4. PROPERTY AND EQUIPMENT

Property and equipment consists of the following at December 31, 2000:


     Machinery and equipment                                    $1,274,308
     Computer equipment                                          1,025,622
     Furniture and fixtures                                        625,488
     Vehicles                                                    1,768,023
     Leasehold improvements                                        969,699
                                                                ----------
                                                                 5,663,140
Less accumulated depreciation                                    3,137,633
                                                                ----------
                                                                $2,525,507
                                                                ==========

5. DEBT

Debt consists of the following at December 31, 2000:



 Note payable to bank due in monthly installments of
  $15,625 plus interest at 8.6%, collateralized by certain
  machinery and equipment, maturing in June 2002                            $  281,250
 Note payable to bank due in equal monthly installments of $2,917 plus interest at 8.7%, collateralized by certain machinery and
  equipment, final payment due April 2001                                        8,750
 Note payable to bank due in monthly installments of $16,210 plus interest at 8.6%, collateralized by certain machinery and
  equipment, maturing in October 2003                                          551,128
 Subordinate installment debentures with monthly interest payments
  of 7.6%, principal due in full on demand                                     525,000
 Subordinate installment debenture with monthly interest payments
  of 8.0%, principal due in full in August 2001                                125,000
 Capital lease obligations (Note 6)                                            593,087
                                                                            ----------
                                                                             2,084,215
 Less current maturities                                                     1,364,731
                                                                            -----------
                                                                            $  719,484
                                                                            ===========

Maturities of long-term debt, including capital leases are as follows:





         2001                                      $1,364,731
         2002                                         496,230
         2003                                         223,254
                                                   ----------
                                                   $2,084,215
                                                   ==========

The Group has a $7,000,000 bank line of credit which permits borrowings of 85% of eligible accounts receivable, as defined. A commitment fee equal to .25% of the unused line of credit is payable quarterly. The line of credit is due on demand and expires on October 30, 2002.

The above line of credit facility bears interest at a rate selected by the Group (Prime minus .5% or LIBOR Market Index Rate plus 2%) as adjusted in accordance with the agreement (8.63% at December 31, 2000). This credit facility is collateralized by substantially all of the Group's assets and requires the Group to maintain certain minimum working capital and debt ratios.

6. COMMITMENTS

The Group rents automobiles, office space, and office equipment under operating leases with terms expiring through 2009. The Group additionally rents machinery and equipment on a short-term basis as needed. Total rent expense was approximately $1,165,000 in 2000. Future minimum rental payments under operating leases for the years ending December 31, 2000, are approximately:



          2001                                                  $      962,000
          2002                                                         960,000
          2003                                                         966,000
          2004                                                         699,000
          2005 and thereafter                                        1,438,000
                                                                --------------
          Total minimum rental payments                             $5,025,000
                                                                ==============

The Group entered into agreements to lease certain assets which have been accounted for as capital leases. The assets are recorded at the lesser of the fair value of the asset or at the present value of minimum lease payments and included in property and equipment in the amount of $1,247,349 at December 31, 2000. Accumulated depreciation at December 31, 2000 is approximately $693,000.

Future minimum lease payments subsequent to December 31, 2000 under the aforementioned capital leases are as follows:



          2001                                                  $      368,932
          2002                                                         222,955
          2003                                                          63,650
                                                                --------------
          Total minimum lease payments                                 655,537
          Less amount representing interest                            (62,450)
                                                                --------------
          Present value of net minimum lease payments                 $593,087
                                                                ==============

7. COMMON STOCKS

The following table summarizes the common stock authorized, issued and outstanding of the companies which comprise the Group at December 31, 2000:





                                                           SHARES           SHARES ISSUED          STATED
                                                         AUTHORIZED        AND OUTSTANDING          VALUE
                                                     -----------------   --------------------   -------------
Site-Blauvelt Engineers, Inc., New York                       1                   1              $1,951,834
Site Construction Services, New Jersey                      100                  22                   1,100
Site-Blauvelt Engineers, Inc., Virginia                   4,000                 110                   1,489
                                                                                                 ----------
                                                                                                 $1,954,423
                                                                                                 ==========

8. EMPLOYEE BENEFIT PLAN

The companies of the Group sponsor a defined contribution 401(k) employee benefit plan covering substantially all employees. Matching contributions by the companies of the Group are discretionary. Matching contributions and administrative expenses under the plan were approximately $452,000 in 2000.

9. SUBSEQUENT EVENT

On October 15, 2001, the Group completed the sale of all of its capital stock to TRC Companies, Inc. ("TRC") for approximately $21.5 million (before certain closing adjustments and contingent consideration) consisting of 557,802 shares of TRC's common stock. The purchase price is net of the fees of the Group's financial advisor of approximately $1.1 million, that TRC agreed to pay.

                               TRC COMPANIES, INC.

        UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENT INFORMATION


The accompanying unaudited pro forma consolidated statements of operations for the fiscal year ended June 30, 2001 and for the three months ended September 30, 2001, and the balance sheet at September 30, 2001, reflect the historical results of operations and financial position of TRC Companies, Inc. ("TRC" or "the Company") adjusted to reflect the acquisition of Site-Blauvelt Engineers Group ("Site") using the purchase method of accounting, as if the acquisition had occurred as of the beginning of the year ended June 30, 2001. The pro forma adjustments are described in the notes following the unaudited pro forma consolidated financial statement information.

The unaudited pro forma consolidated financial statement information is presented for informational purposes only. The pro forma results from operations and financial position are not necessarily indicative of what would have resulted had the acquisition occurred on the dates indicated, nor does the pro forma financial information purport to be indicative of results of operations or the financial position which may occur in the future. The Company believes that it has used reasonable methods in the preparation of this financial statement information.

On July 1, 2001, the Company adopted the provisions of Statement of Financial Standard ("SFAS") No. 142, Goodwill and Other Intangible Assets. SFAS 142 requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's impairment and that identifiable intangible assets other than goodwill be amortized over their useful lives. Accordingly, the table below shows the effect on net income and earnings per share had SFAS 142 been adopted at the beginning of the year ended June 30, 2001 (dollars in thousands, except per share amounts).


                                               Year Ended June 30, 2001
                                           ----------------------------------
                                              Pro forma        As reported
                                           ---------------  -----------------
Net income                                  $     10,001      $       8,985
Add back goodwill
 amortization (net of taxes)                       1,531                948
                                            ------------      -------------
Adjusted net income                         $     11,532      $       9,933
                                            ============      =============

Basic earnings per share                    $       1.28      $        1.24
Add back goodwill
 amortization (net of taxes)                        0.20               0.13
                                            ------------      -------------
Adjusted basic earnings per share           $       1.48               1.37
                                            ============      =============

Diluted earnings per share                  $       1.17      $        1.13
Add back goodwill
   amortization (net of taxes)                      0.18               0.12

                                            ------------      -------------
Adjusted diluted earnings per share         $       1.35      $        1.25
                                            ============      =============

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                        FOR THE YEAR ENDED JUNE 30, 2001
                                   (unaudited)





                                                                        As reported                     Pro forma
                                                                   ---------------------   ------------------------------------
                                                                      TRC       Site       Adjustments      Notes     Combined
                                                                   ---------   ---------   -----------   ----------   ---------
(in thousands, except per share data)

GROSS REVENUE ..................................................   $ 181,473   $  41,115   $    --                    $ 222,588
   Less subcontractor costs
      and direct charges .......................................      57,271       7,993        --                       65,264
                                                                   ---------   ---------   ---------                  ---------
NET SERVICE REVENUE ............................................     124,202      33,122        --                      157,324
                                                                   ---------   ---------   ---------                  ---------

OPERATING COSTS AND EXPENSES:
   Cost of services ............................................     100,587      28,918        --                      129,505
   General and administrative expenses..........................      3,909        --          --                         3,909
   Depreciation and amortization................................      3,771         976       1,098          (a)          5,845
                                                                   ---------   ---------   ---------                  ---------
                                                                     108,267      29,894       1,098                    139,259
                                                                   ---------   ---------   ---------                  ---------

INCOME FROM OPERATIONS .........................................      15,935       3,228      (1,098)                    18,065


Interest expense ...............................................       1,541         431          66          (b)         2,038
                                                                   ---------   ---------   ---------                  ---------
INCOME BEFORE TAXES ............................................      14,394       2,797      (1,164)                    16,027


Federal and state income tax provision .........................       5,409        --           617          (c)         6,026
                                                                   ---------   ---------   ---------                  ---------
NET INCOME .....................................................   $   8,985   $   2,797   $  (1,781)                 $  10,001
                                                                   =========   =========   =========                  =========

EARNINGS PER SHARE:
 Basic..........................................................   $    1.24                                          $    1.28
 Diluted........................................................        1.13                                               1.17
                                                                   =========                                          =========

AVERAGE SHARES OUTSTANDING:
   Basic .......................................................       7,236                     579          (d)         7,815
   Diluted .....................................................       7,956                     579          (d)         8,535
                                                                   =========   =========   =========                  =========




                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.
                 PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                  FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2001
                                   (unaudited)




                                                        As reported                             Pro forma
                                             ---------------------------------  ------------------------------------------
                                                  TRC              Site          Adjustments       Notes       Combined
                                             -------------   -----------------  ---------------  ---------   -------------
(in thousands, except per share data)
GROSS REVENUE                               $    57,558           11,081          $      --                   $    68,639
 Less subcontractor costs
  and direct charges                             21,080            1,453                 --                        22,533
                                            -----------      -----------          -------------               -----------
NET SERVICE REVENUE                              36,478            9,628                 --                        46,106
                                            -----------      -----------          -------------               -----------

OPERATING COSTS AND EXPENSES:
 Cost of services                                29,000            8,305                  --                       37,305
 General and administrative expenses              1,093              --                   --                        1,093
 Depreciation and amortization                      655              246                     41      (a)              942
                                            -----------      -----------          -------------               -----------
                                                 30,748            8,551                     41                    39,340
                                            -----------      -----------          -------------               -----------
INCOME FROM OPERATIONS                            5,730            1,077                    (41)                    6,766

Interest expense                                    288              101                     17      (b)              406
                                            -----------      -----------          -------------               -----------
INCOME BEFORE TAXES                               5,442              976                    (58)                    6,360

Federal and state income tax provision            2,082             --                      351      (c)            2,433
                                            -----------      -----------          -------------               -----------
NET INCOME                                  $     3,360     $        976          $        (409)              $     3,927
                                            ===========     ============          =============               ===========

EARNINGS PER SHARE:
 Basic                                      $       .45                                                       $      0.49
 Diluted                                            .40                                                              0.44
                                            ===========                                                       ===========

AVERAGE SHARES OUTSTANDING:
 Basic                                            7,490                                     579      (d)            8,069
 Diluted                                          8,357                                     579      (d)            8,936
                                            ===========                           =============               ============


                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.
                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2001
                                   (unaudited)




                                                                        As reported                        Pro forma
                                                                -----------------------------  -----------------------------------
(in thousands)                                                       TRC            Site        Adjustments   Notes    Combined
                                                                --------------- -------------  ------------- -------- ------------
                                ASSETS
CURRENT ASSETS:
 Cash                                                             $    2,837    $      50       $     -                $    2,887
 Accounts receivable, less allowance
  for doubtful accounts                                               67,485       17,222             -                    84,707
 Insurance recoverable - environmental remediation                     4,318           -              -                     4,318
 Deferred income tax benefits                                          2,023           -               270      (i)         2,293
 Prepaid expenses and other current assets                             1,309          422             -                     1,731
                                                                  ----------    ---------       ----------             ----------
                                                                      77,972       17,694              270                 95,936
                                                                  ----------    ---------       ----------             ----------
PROPERTY AND EQUIPMENT, AT COST                                       30,111        5,908           (3,712)     (e)        32,307
 Less accumulated depreciation and amortization                       19,732        3,712           (3,712)     (e)        19,732
                                                                  ----------    ---------       ----------             ----------
                                                                      10,379        2,195              -                   12,574
                                                                  ----------    ---------       ----------             ----------

GOODWILL, NET OF ACCUMULATED AMORTIZATION                             45,257          -             18,679      (f)        63,936
                                                                  ----------    ---------       ----------             ----------
INVESTMENTS IN AND ADVANCES TO UNCONSOLIDATED AFFILIATES               5,524          -                -                    5,524
                                                                  -----------   ---------       ----------             ----------
LONG-TERM ACCOUNTS RECEIVABLE                                          3,242          -                -                    3,242
                                                                  ----------    ---------       ----------             ----------
LONG-TERM INSURANCE RECOVERABLE - ENVIRONMENTAL LIABILITY              1,965          -                -                    1,965
                                                                  -----------   ---------       ----------             ----------
OTHER ASSETS                                                             507          229              357     (f)          1,093
                                                                  -----------   ---------       ----------             ----------
                                                                  $  144,846    $  20,119       $   19,306             $  184,271
                                                                  ==========    =========       ==========             ==========

                 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Current portion of debt                                         $       368    $     195       $      -                $     563
 Accounts payable                                                     10,604        1,459              -                   12,063
 Accrued compensation and benefits                                     9,628        1,444              -                   11,072
 Billings in advance of revenue earned                                 9,831          -                -                    9,831
 Environmental remedition liability                                    3,987          -                -                    3,987
 Other accrued liabilities                                             5,501          165              513    (h)           8,104
                                                                                                     1,925    (i)
                                                                  ----------     ---------       ---------             ----------
                                                                      39,919        3,263            2,438                 45,620
                                                                  ----------     ---------       ---------             ----------
NONCURRENT LIABILITIES:
 Long-term debt                                                       22,387        5,746            1,100    (g)          29,233
 Deferred income taxes                                                 4,226          938            3,009    (i)           8,173
 Long-term environmental remediation liability                         1,965          -                -                    1,965
                                                                  ----------     ---------       ---------             ----------
                                                                      28,578        6,684            4,109                 39,371

SHAREHOLDERS' EQUITY
 Capital Stock                                                           815        1,956           (1,956)   (j)             873
                                                                                                        58    (k)
 Additional paid-in capital                                           51,019          -             22,873    (k)          73,892
 Retained earnings                                                    27,412        8,216           (8,216)   (j)          27,412
                                                                  ----------     ---------       ---------             ----------
                                                                      79,246       10,172           12,759                102,177
 Less treasury stock, at cost                                          2,897           -               -                    2,897
                                                                  ----------     ---------       ---------             ----------
                                                                      76,349       10,172           12,759                 99,280
                                                                  ----------     ---------       ---------             ----------
                                                                  $  144,846     $ 20,119        $  19,306              $ 184,271
                                                                  ==========     =========       =========             ==========



                        See accompanying pro forma notes.

                               TRC COMPANIES, INC.

             NOTES TO THE UNAUDITED PRO FORMA FINANCIAL INFORMATION

PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS:

a. Adjustment to reflect amortization of costs in excess of the fair value of the net assets acquired (goodwill) on a straight-line basis over twenty years and amortization of intangible assets over estimated useful lives.

b. Adjustment to record additional interest expense resulting from additional bank borrowings in connection with the acquisition.

c. Adjustment to income tax provision to reflect tax effect of foregoing adjustments and the termination of Site's Subchapter S income tax status.

d. Adjustment to record issuance of TRC common stock in connection with the acquisition.

PRO FORMA CONSOLIDATED BALANCE SHEET:

e.   Adjustment to record assets at estimated fair value.

f. Adjustment to record goodwill and intangible assets acquired in connection with the acquisition.

g. Adjustment to record additional bank borrowings in connection with the acquisition.

h. Adjustment to record distribution to selling shareholders and costs associated with the acquisition.

i. Adjustment to record deferred income taxes resulting from basis differences for Site's acquired assets and liabilities.

j.   Adjustment to eliminate Site's shareholders' equity accounts.

k. Adjustment to record issuance of TRC common stock in connection with the acquisition.